Exhibit 10.3     EXECUTION VERSION
SECOND AMENDMENT TO AMENDED AND RESTATED GUARANTY AND OTHER TRANSACTION DOCUMENTS
SECOND AMENDMENT TO AMENDED AND RESTATED GUARANTY AND OTHER TRANSACTION DOCUMENTS, dated as of September 30, 2024 (this “Amendment”), by and among GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation (the “Guarantor”), and CITIBANK, N.A., a national banking association (including any successor and assigns thereto, “Purchaser”), and acknowledged and agreed to by GP COMMERCIAL CB LLC, a Delaware limited liability company (“Seller”), and GP COMMERCIAL CB SL SUB LLC, a Delaware limited liability company (“Swingline Subsidiary”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller, Swingline Subsidiary and Purchaser entered into that certain Amended and Restated Master Repurchase Agreement, dated as of May 25, 2022, (as the same may be amended, replaced, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”) and that certain Fee Letter, dated as of June 28, 2017, as amended by that certain First Amendment to Fee Letter, dated as of January 11, 2019, as further amended by that certain Second Amendment to Fee Letter and Other Transaction Documents, dated as of July 15, 2019, as further amended by that certain Third Amendment to Fee Letter and Other Transaction Documents, dated as of January 9, 2020 and as further amended by that certain Fourth Amendment to Fee Letter, dated as of May 25, 2022 (as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Fee Letter”);
WHEREAS, in connection with the Repurchase Agreement, Guarantor made that certain Amended and Restated Guaranty, dated as of May 25, 2022, for the benefit of Purchaser ,as amended by that certain First Amendment to Amended and Restated Guaranty, dated as of August 3, 2023, (the “Original Guaranty”; as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Guaranty”);
WHEREAS, Guarantor and Purchaser each desire to make certain modifications to the Original Guaranty and the other Transaction Documents pursuant to the terms and conditions of this Amendment;
WHEREAS, it is a condition to the effectiveness of this Amendment, that Guarantor reaffirms the terms and conditions of the Guaranty; and
NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
AMENDMENTS TO ORIGINAL GUARANTY
(a)    Article V(l)(ii) of the Original Guaranty is hereby amended and restated in its entirety as follows:
(ii)    Minimum Tangible Net Worth. Guarantor shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit its Tangible Net Worth to be less than the sum of (x) $600,000,000, plus (y) seventy-five percent (75%) of the aggregate net cash proceeds of any equity issuances made by Guarantor after September 30, 2024 (net of underwriting discounts and commissions and other out-of-pocket costs and expenses incurred by Guarantor and its Affiliates in connection with such equity issuance).
(b)    Article V(l)(iv) of the Original Guaranty is hereby amended and restated in its entirety as follows:
(iv)    Minimum Interest Expense Coverage Ratio. Guarantor shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit the ratio of (i) all amounts set forth on an income statement of Guarantor and its consolidated Subsidiaries prepared in accordance with GAAP for interest income for the period of four (4) consecutive fiscal quarters ended on or most recently prior to such date of determination (excluding the impact of one-time reversals of accrued interest income deemed uncollectible pursuant to the Company’s policies, limited to the amount of such accrued interest income earned prior to the trailing four (4) fiscal quarter calculation period which was subsequently deemed uncollectible) to (ii) the Interest Expense of Guarantor and its consolidated Subsidiaries for each applicable period set forth below, to be less than:

Until and including September 30, 2024:	1.20x to 1.00
From October 1, 2024 until and including December 31, 2024:	1.10x to 1.00
From January 1, 2025 until and including March 31, 2025:	1.15x to 1.00
From April 1, 2025 until and including December 31, 2025:	1.20x to 1.00
From January 1, 2026 and thereafter:	1.30x to 1.00

ARTICLE 2
AMENDMENT TO OTHER TRANSACTION DOCUMENTS
Each Transaction Document is hereby amended such that each reference to the “Guaranty” shall mean the Original Guaranty as amended by this Amendment and as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time.
ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS
(a)    Each of Seller and Guarantor represents and warrants to Purchaser, as of the date of this Amendment, as follows:
(i)    it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;
(ii)    the person signing this Amendment on its behalf is duly authorized to do so on its behalf;
(iii)    the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;
(iv)    the execution, delivery and performance of this Amendment will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of such Person, pursuant to any such agreement;
(v)    except for those obtained or filed on or prior to the date hereof, such Person is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Amendment;
(vi)    this Amendment is a legal and binding obligation of such Person and is enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and subject, as to enforceability, to general principals of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;
(vii)    this Amendment has been duly executed and delivered by it;
(viii)    no event has occurred and is continuing which constitutes an Event of Default under the Repurchase Agreement, the Fee Letter or any other Transaction Document, or any event that but for notice or lapse of time or both would constitute an Event of Default; and

(ix)    no change, occurrence, or development exists that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    Seller represents and warrants to Purchaser, as of the date of this Amendment, that all representations and warranties made by it in Article 9 of the Repurchase Agreement are true and correct (unless such representation or warranty expressly relates only to an earlier date in which case Seller represents and warrants to Purchaser that such representation or warranty was true and correct as of such earlier date).
(c)    Guarantor represents and warrants to Purchaser, as of the date of this Amendment, that all representations and warranties made by it in the Guaranty are true and correct (unless such representation or warranty expressly relates only to an earlier date in which case Guarantor represents and warrants to Purchaser that such representation or warranty was true and correct as of such earlier date).
ARTICLE 4
REAFFIRMATION, RATIFICATION AND ACKNOWLEDGMENT
(a)    Seller hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of Purchaser, under each Transaction Document to which it is a party and (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Transaction Documents.
(b)    Guarantor hereby reaffirms the terms and conditions of the Guaranty.
(c)    Each of Seller and Guarantor hereby (i) agree that neither such ratification and reaffirmation above, as applicable, nor Purchaser’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from Seller and/or Guarantor with respect to any subsequent modifications to the Repurchase Agreement, the Fee Letter or the other Transaction Documents and (ii) agree and acknowledge that each of the Repurchase Agreement, the Fee Letter, the Guaranty and the other Transaction Documents shall each remain in full force and effect and are each hereby ratified and confirmed.
ARTICLE 5
EFFECTIVENESS
This Amendment shall become effective as of the date this Amendment is executed and delivered by a duly authorized officer of each of Seller, Guarantor and Purchaser, along with delivery to Purchaser of an amount equal to the amount of actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Purchaser, incurred by Purchaser in connection with this Amendment and the transactions contemplated hereby.
ARTICLE 6
GOVERNING LAW

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
ARTICLE 7
MISCELLANEOUS
(a)    Except as expressly amended or modified hereby, the Fee Letter and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.
(b)    Seller agrees to pay or cause to be paid, as and when billed by Purchaser and as a condition precedent to the effectiveness of this Amendment, all reasonable out-of-pocket costs and expenses paid or incurred by Purchaser in connection with this Amendment and the transactions contemplated hereby, including, without limitation, reasonable outside counsel attorneys’ fees and expenses, and documentation costs and charges.
(c)    This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Transaction Documents.
(d)    This Amendment, the Repurchase Agreement and the other Transaction Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this Amendment, the Repurchase Agreement and the other Transaction Documents. This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
(e)    Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
(f)    Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives and permitted successors and assigns of such party. All covenants, promises and agreements in this Amendment, by or on behalf of Seller and Guarantor, shall inure to the benefit of the legal representatives, successors and permitted assigns of Purchaser.
(g)    This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
(h)    The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.
(i)    This Amendment is a Transaction Document executed pursuant to the Repurchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Repurchase Agreement.
(j)    Nothing contained herein shall affect or be construed to affect any lien, charge or encumbrance created by any Transaction Document or the priority of any such lien, charge or encumbrance over any other liens, charges or encumbrances.
(k)    Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of Purchaser under the Repurchase Agreement or any other Transaction Document, (ii) constitute a waiver of any provision in the Repurchase Agreement or in any of the other Transaction Documents or of any Default or Event of Default that may have occurred and be continuing or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Repurchase Agreement or in any of the other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.
GUARANTOR:
GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation

By:/s/ MICHAEL KARBER
Name: Michael Karber
Title: General Counsel

[SIGNATURES CONTINUED ON FOLLOWING PAGE]
[Signature Page to Second Amendment to Amended and Restated Guaranty]

PURCHASER:

CITIBANK, N.A.

By:    /s/ PETER GRUBER
Name: Peter Gruber
Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]
[Signature Page to Second Amendment to Amended and Restated Guaranty]

ACKNOWLEDGED AND AGREED:
SELLER:

GP COMMERCIAL CB LLC, a Delaware limited liability company

By:/s/ MICHAEL KARBER
Name: Michael Karber
Title: General Counsel
SWINGLINE SUBSIDIARY:

GP COMMERCIAL CB SL SUB LLC, a Delaware limited liability company

By:    /s/ MICHAEL KARBER
Name: Michael Karber
Title: General Counsel

[Signature Page to Second Amendment to Amended and Restated Guaranty]